UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007

BioCryst Pharmaceuticals, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-23186	62-1413174
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2190 Parkway Lake Drive, Birmingham, Alabama	35244
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 444-4600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Stuart Grant as Senior Vice President and Chief Financial Officer

On July 24, 2007, BioCryst Pharmaceuticals, Inc. (the “Company”) announced the strengthening of the Company’s Executive Management Team. Effective August 27, 2007, Stuart Grant will join the Company as Senior Vice President and Chief Financial Officer. Mr. Grant, 52, was most recently Chief Financial Officer of The Serono Group from November 2004 to April 2007. From April 2007 to August 2007, Mr. Grant has been on a planned three month sabbatical after the integration of Serono into Merck following the successful sale of the company. From April 2002 to November 2004, Mr. Grant served as Chief Financial Officer of Serono USA and from January 1999 to April 2002 as Vice President Corporate Finance of The Serono Group. Prior to 1999, Mr. Grant held other positions within the Serono Group, including General Manager Laboratories Serono SA and Finance Director Laboratories Serono SA. He has also held various senior finance positions in the electronics industry in various European locations.

The Company and Mr. Grant entered into an employment letter agreement dated July 23, 2007 (the “Letter Agreement”). The term of Mr. Grant’s employment, subject to the terms and conditions of the Letter Agreement, will commence as of August 27, 2007, and will continue for a period of three (3) years, unless earlier terminated in accordance with the provisions of the Letter Agreement. Pursuant to the terms of the Letter Agreement, Mr. Grant will receive a salary of $375,000 per year, which will be reviewed annually by the Board of Directors. Mr. Grant also will be eligible to receive an annual incentive bonus based on a target amount of 30% of base compensation, based on achievement of performance goals. The Company will grant Mr. Grant an initial option to acquire 200,000 shares of the Company’s common stock at a price determined based on the price of the Company’s stock on his first day of work. Such options shall be exercisable 25% one year after the date of the grant and the remaining 75% shall vest and become exercisable at the rate of 1/48th per month commencing with the 13th month. In addition, the Company will grant Mr. Grant an additional option to acquire not less than 30,000 shares of the Company’s common stock following the Company’s 2008 annual stockholders’ meeting. Mr. Grant will be entitled to receive such other benefits and perquisites as are provided to other executive officers of the Company, which benefits may include, without limitation, reasonable vacation, sick leave, medical and dental benefits, life and disability insurance, and participation in profit sharing or retirement plans.

There are no family relationships between Mr. Grant and any director or executive officer of the Company.

A copy of the Letter Agreement between the Company and Mr. Grant is included herein as Exhibit 10.1. A copy of the press release announcing Mr. Grant’s appointment is included herein as Exhibit 99.1.

Michael A. Darwin, previously the Chief Financial Officer will serve as the Company’s Vice President Finance beginning August 27, 2007 and will continue serving as the Company’s Secretary and Treasurer.

Item 9.01. Financial Statements and Exhibits:

Exhibit No.	Description
10.1	Employment Letter Agreement between BioCryst Pharmaceuticals, Inc. and Stuart Grant dated July 23, 2007.
99.1	Press release dated July 26, 2007 entitled “BioCryst Pharmaceuticals Announces Realignment and Strengthening of the Company’s Executive Management Team”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2007

BioCryst Pharmaceuticals, Inc.

By: /s/ Michael A. Darwin
       Michael A. Darwin
       Chief Financial Officer and Chief
       Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Letter Agreement between BioCryst Pharmaceuticals, Inc. and Stuart Grant dated July 23, 2007.
99.1	Press release dated July 26, 2007 entitled “BioCryst Pharmaceuticals Announces Realignment and Strengthening of the Company’s Executive Management Team”